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                                                                     EXHIBIT 5.1




                           Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                            New York, New York 10178


December 10, 2004

Baldwin Technology Company, Inc.
Twelve Commerce Drive
Shelton, CT 06484

        Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

        This opinion is furnished to you in connection with the Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), to be filed by Baldwin Technology Company, Inc., a Delaware corporation (the "Corporation"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), registering 1,000,000 shares of the Corporation's Class A Common Stock, par value $.01 (the "Shares"). The Shares are issuable in connection with the Corporation's 1996 Stock Option Plan (the "Plan").

        We have acted as counsel to the Corporation in connection with the preparation and filing of the Registration Statement with the SEC. In such capacity, we have examined such documents, records and other instruments of the Corporation as in our judgment are necessary or appropriate for the purposes of this opinion, as well as:

         (i)   the Registration Statement;

         (ii)  the Plan;

         (iii) the Restated Certificate of Incorporation of the Corporation (including all amendments); and (iv) the By-Laws of the Corporation.

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We are expressing the opinion below as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware (the "DGCL"), the applicable provisions of the Delaware Constitution and the reported decisions interpreting the DGCL and the Delaware Constitution.
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        Based upon and subject to the foregoing, we are of the opinion that the
Shares, when issued in accordance with the terms of the Plan, and for a consideration per share of not less than par value per share, will be duly authorized, validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.



Very truly yours,

Morgan, Lewis & Bockius LLP